CONSENT OF COUNSEL

We hereby consent to the use of our name as legal counsel in the Form 10SB12G Registration Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934 by PROVIDENCE CAPITAL VII, INC.

NADEAU & SIMMONS, P.C.

/s/ Nadeau & Simmons, P.C.

By:___________________

Providence, RI